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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement of Telemundo Group, Inc. on Form S-3 of our report dated March 19, 1998, appearing in the Annual Report on Form 10-K/A of Telemundo Group, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York

May 7, 1998